Exhibit 21

Significant Subsidiaries

The Company is including in the following list, legal entities and divisional, branch office or significant office locations:

World Headquarters

International Rectifier Corporation

233 Kansas Street

El Segundo, CA 90245

Phone:    (310) 726-8000

FAX:      (310) 322-3332

Internet: www.irf.com

North American Operations

HEXFET America

41915 Business Park Drive

Temecula, CA 92590

Phone:    (909) 676-7500

FAX:      (909) 676-9154

Rectificadores Internacionales, S.A. de C.V.

Prolongacion Ave. Los Cabos No. 9234

Parque Industrial Pacifico II

C.P. 22709

Tijuana, Baja California, Mexico

Phone:    (++) 52 66 26 08 04

FAX:      (++) 52 66 26 01 02

International Rectifier HiRel Products LLC (formerly Omnirel)

205 Crawford Street

Leominster, MA 01453

Phone:    (978) 534-5776

FAX:      (978) 537-4246

Advanced Analog, Inc.

2270 Martin Avenue

Santa Clara, CA 95050

Phone:    (408) 727-0500

Fax:         (408) 988-2702

Unisem, Inc.

DC-DC Power Management ICs

34A Mauchly

Irvine, CA 92618

Phone:    (949) 453-1008

Fax:         (949) 453-8748

IR Epi Services, Inc.

550 West Juanita

Mesa, Arizona 85210

Phone:    (480) 668-4000

FAX:      (480) 464-7421

European Operations

International Rectifier Company

(Great Britain) Ltd.

439/445 Godstone Road

Whyteleafe, Surrey

CR3 OBL, United Kingdom

Phone:    (++) 44 0 20 8645 8000

FAX:      (++)  44 0 20 8645 8077

Research and Development Facility

Holland Road, Hurst Green

Oxted, Surrey, RH8 9BB

Phone:    (++) 44 1883 732020

FAX:      (++) 44 1883 733410

Branch Office — Denmark

Bagsvaerdvej 92

DK-2800, KONGENS LYNGBY

Phone:    (++) 45 45 28 06 96

FAX:      (++) 45 45 28 19 96

Branch Office – Finland

Mikkelankallio 3 FIN-02770 ESPOO

Phone:    (++) 358 9 8599 155

FAX:      (++) 358 9 8599 1560

Branch Office — France

Immeuble Zeta B 3 Avenue de Canada B LP8177

91974 Courtaboeuf Cedex, France

Phone:    (++) 33 1 64 86 49 50

FAX:      (++) 33 1 64 86 49 70

Branch Office — Sweden

Box 8159, S-163 08, Spanga

Phone:    (++) 46 8 795 9840

FAX:      (++) 46 8 795 9895

International Rectifier

Electronic Motion Systems, Ltd.

Llys-Y-Ddraig, Penllergaer Business Park

Swansea, SA4 1HL, Wales, United Kingdom

Phone:    (++) 44 1792 54 3000

FAX:      (++) 44 1792 54 3001

International Rectifier Corporation Italiana, S.p.A.

Via Liguria 49, 10071 Borgaro,

Torino (To), Italy

Phone:    (++) 39 011 451 0111

FAX:      (++) 39 011 451 0220

IR Newport Limited

Cardiff Road

Newport, Wales

NP10 8YJ, United Kingdom

Phone:    (++) 49 1633 810 121

FAX:      (++) 49 1633 810 820

TechnoFusion GmbH

Kreuzweg 60

D-47809 Krefeld Germany

Phone:    (++) 49 2151 576 670

FAX:      (++) 49 2151 576 323

Branch Office – U.S.A

34119 W. 12 Mile, Suite 104

Farmington Hills, MI 48331

Phone:    (248) 553-6020

FAX:      (248) 553-3048

International Rectifier GmbH

Frankfurter Strasse 227

D-63263 Neu-Isenburg Germany

Phone:    (++) 49 6102 884 400

FAX:      (++) 49 6102 884 433

Branch Office — Switzerland

Riedmatt 9, CH-8153 Rümlang

Phone:    (++) 41 1 817 3615

FAX:      (++) 41 1 817 6299

IR International Holdings, Inc.

Branch Office — Moscow, Russia

Room 325 Semenovsky per. 15

Moscow, 105023, Russia

Phone:    (++) 7 095 360 5735

FAX:      (++) 7 095 964 9560

Asian Operations

International Rectifier Japan Company, Ltd.

Sunshine 60 Building, 51st Floor

3-1-1, Higashi-Ikebukuro

Toshima-ku, Tokyo, 170-6051 Japan

Phone:    (++) 81 33 983 0641

FAX:      (++) 81 33 983 5956

Branch Office — Osaka, Japan

KAZU IT Bldg.

2-10-27 Minami-Semba

Chuo-ku, Osaka-Shi, Osaka 542-0081

Phone:    (++) 81 66 258 7560

FAX:      (++) 81 66 258 7561

Shanghai International Rectifier Trading, Ltd.

231 Fu Te Road North

Waigaoqiao Free Trade Zone

Pudong, Shanghai, 200231, P.R. China

Phone:    (++) 86 21 5866 6060

FAX:      (++) 86 21 5866 1654

Xian International Rectifier Semiconductor Mfg. Co. Ltd.

#94 Zhu Que Street

Xian, Shaanxi province, 710061, P.R. China

Phone:    (++) 86 29 524 7490/ 92

FAX:      (++) 86 29 524 7423

IR International Holdings, Inc.

Representative Office

Canway Building, Suite 710

66 Nan Li Shi Road, Xi Cheng District

Beijing, 100045, P.R. China

Phone:    (++) 86 10 6803 8195 & 6803 8196

FAX:      (++) 86 10 6803 8194

Representative Office

Electronic Science & Technology Building

28 C2, Block C, 2070 Shennan Road

Shenzhen, 518031, P.R. China

Phone:    (++) 86 755 3683686

FAX:      (++) 86 755 3683690

Representative Office

Unit 03, 13th Floor, Novel Plaza

128 Nan Jing Road (W)

Shanghai, China 200003

Phone:    (++) 86 21 63608811

Fax:         (++) 86 21 63603771

Representative Office

16th Floor, Suite B, 319, Sec. 2

Tun Hwa South Road

Taipei 10673, Taiwan, R.O.C.

Phone:    (++) 886 2 2739 4230

FAX:      (++) 886 2 2377 9936

Representative Office

Suite 2111, Herrera Tower

98 Herrera Corner Valero St., Salcedo Village

Makati City, Philippines 1200

Phone/FAX:  (++) 632 845 1653

IR International Holdings China, Inc.

IR-PERI Power Electronics Co. Ltd.

#94 Zhu Que Street

Xian, Shaanxi province, 710061, P.R. China

Phone:    (++) 86 29 521 5895

FAX:      (++) 86 29 521 5896

International Rectifier Korea

#402, Noksan Building, 106-8

Kuro-5Dong, Kuro-Gu

Seoul, 152-842 Korea

Phone:    (++) 822 858 8773

FAX:      (++) 822 858 8775

International Rectifier

Southeast Asia Pte. Ltd.

50 Kallang Avenue #08-01/03

Noel Corporate Building

Singapore 339505

Phone:    (++) 65 295 9555

FAX:      (++) 65 392 3550

International Rectifier Hong Kong, Ltd.

Unit 308, New East Ocean Centre

No. 9 Science Museum Road

Tsimshatsui East, Kowloon

Hong Kong

Phone:    (++) 852 2803 7380

FAX:      (++) 852 2540 5835

Semiconductor Electronics Ltd.

S.D.F.I. Unit No. 23, SEEPZ

Andheri (East)

Mumbai 400 096, India

Phone:    (++) 91 22 829 1055

FAX:      (++) 91 22 829 0473